As filed with the Securities and Exchange Commission on October 6, 2020

Registration No. 333

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER
THE SECURITIES ACT OF 1933

LINCOLN EDUCATIONAL SERVICES CORPORATION
(Exact name of registrant as specified in its charter)

New Jersey (State or other jurisdiction of incorporation or organization)	57-1150621 (I.R.S. Employer Identification Number)

200 Executive Drive, Suite 340 West Orange, New Jersey 07052 (973) 736-9340 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Brian Meyers

Executive Vice President, Chief Financial Officer and Treasurer

Lincoln Educational Services Corporation
200 Executive Drive, Suite 340
West Orange, New Jersey 07052
(973) 736-9340
(Name, address, including zip code, and telephone number, including area code, of agent for service)

with a copy to:

Michele F. Vaillant, Esq. Howard M. Berkower, Esq. McCarter & English, LLP 100 Mulberry Street, Four Gateway Center Newark, NJ 07102 (973) 639-2011

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)(2)	Proposed maximum offering price per share (3)	Proposed maximum aggregate offering price (3)	Amount of registration fee (4)
Common Stock, no par value per share, issuable upon the conversion of Series A Convertible Preferred Stock	6,700,000	$5.41	$36,247,000	$3,954.55

(1)	The 6,700,000 shares of common stock, no par value per share (the “Common Stock”) being registered hereby may be issuable upon conversion of 12,700 shares of the registrant’s Series A Convertible Preferred Stock, no par value per share (the “Series A Preferred Stock”) issued and outstanding and held by the selling shareholders named in the prospectus contained herein and any supplements thereto.

(2)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the shares of Common Stock being registered hereunder includes such indeterminate number of shares as may be issuable as a result of stock splits, stock dividends or similar transactions.

(3)	Estimated in accordance with Rule 457(c) under the Securities Act solely for the purpose of calculating the registration fee, based on the average of the high and low prices of shares of the registrant’s Common Stock, as reported on the Nasdaq Capital Market on September 30, 2020, a date within five business days prior to the filing of this registration statement.

(4)	Calculated by multiplying the estimated aggregate offering price of the securities being registered by 0.0001091.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold until the registration statement is effective. This prospectus is not an offer to sell these securities and does not solicit an offer to buy these securities in any state or other jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, PRELIMINARY PROSPECTUS DATED OCTOBER 6, 2020

Lincoln Educational Services Corporation

6,700,000 Shares of Common Stock issuable upon the conversion

Shares of Series A Convertible Preferred Stock

This prospectus relates to the resale, from time to time, by the selling stockholders named under the caption “Selling Stockholders” in this prospectus (the “Selling Stockholders”), of up to 6,700,000 shares of our common stock, no par value per share (the “Common Stock”) issuable upon the conversion of 12,700 shares of our Series A Convertible Preferred Stock, no par value per share (the “Series A Preferred Stock”).

Our registration of shares of Common Stock covered by this prospectus does not mean that the Selling Stockholders will offer or sell any such shares. The Selling Stockholders may sell shares of our Common Stock covered by this prospectus in a number of different ways and at varying prices. For additional information on the possible methods of sale that may be used by the Selling Stockholders, you should refer to the section of this prospectus entitled “Plan of Distribution” of this prospectus. We will not receive any of the proceeds from the shares of Common Stock sold by the Selling Stockholders hereunder.

The Selling Stockholders may, individually but not severally, be deemed to be an “underwriter” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), of the shares of Common Stock that they are offering pursuant to this prospectus. We will bear all costs, expenses and fees in connection with the registration of the Common Stock. The Selling Stockholders will bear all commissions and discounts, if any, attributable to their respective sales of Common Stock hereunder.

Our Common Stock is listed on The Nasdaq Global Select Market under the symbol “LINC.” On October 2, 2020, the closing price of our Common Stock on The Nasdaq Global Select Market was $5.68 per share.

Investing in our Common Stock involves risks. You should carefully read the risks that are described in the “Risk Factors” section beginning on page 3 of this prospectus, in the “Risk Factors” section of our periodic reports filed with the Securities and Exchange Commission (the “SEC”) and in any applicable prospectus supplement or amendment before investing in our Common Stock.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is [     ], 2020

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ABOUT THIS PROSPECTUS

This prospectus relates to the resale by the Selling Stockholders identified in this prospectus under the caption “Selling Stockholders,” from time to time, of up to an aggregate of 6,700,000 shares of our Common Stock. We are not selling any shares of Common Stock under this prospectus, and we will not receive any proceeds from the sale of shares of Common Stock offered hereby by the Selling Stockholders.

This prospectus is part of a registration statement on Form S-3 that we have filed with the Securities and Exchange Commission, or the SEC, using a shelf registration process. Under this registration statement, the Selling Stockholders may sell Common Stock from time to time in one or more offerings described in this prospectus. This prospectus omits some of the information contained in the registration statement, and reference is made to the full registration statement for further information with regard to us, the Selling Stockholders and the securities being offered by the Selling Stockholders.

This prospectus provides you with a description of our Common Stock as well as other information you should know before investing in our Common Stock. Each time the Selling Stockholders offer and sell our Common Stock hereby, we will provide one or more prospectus supplements or amendments that will contain specific information about the terms of that specific offering of our Common Stock and the specific manner in which it may be offered. The prospectus supplement or amendment may also add to, update or change any of the information contained in this prospectus. To the extent that any statement we make in a prospectus supplement or amendment is inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in the prospectus supplement or amendment. You should read both this prospectus and the applicable prospectus supplement or amendment together with the additional information described under “Where You Can Find Additional Information and Incorporation of Certain Information by Reference” before making an investment decision. This prospectus may not be used to sell our Common Stock unless it is accompanied by a prospectus supplement, or this prospectus is otherwise updated by documents incorporated by reference.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus forms a part, and you may obtain copies of those documents as described below under “Where You Can Find Additional Information and Incorporation of Certain Information by Reference.” We urge you to read that registration statement in its entirety, including all amendments, exhibits, schedules and supplements to that registration statement.

As used in this prospectus, “Lincoln,” “the Company,” “we,” “our,” or “us” mean Lincoln Educational Services Corporation and its wholly owned subsidiaries. The term “Selling Stockholders” refers, collectively, to the Selling Stockholders named under the caption “Selling Stockholders” in this prospectus.

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FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain, or will contain, “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) which include information relating to future events, future financial performance, strategies, expectations, competitive environment, regulation and availability of resources. These forward-looking statements include, without limitation, statements regarding: proposed new programs; expectations that regulatory developments or other matters will not have a material adverse effect on our consolidated financial position, results of operations or liquidity; statements concerning projections, predictions, expectations, estimates or forecasts as to our business, financial and operating results and future economic performance; and statements of management’s goals and objectives and other similar expressions concerning matters that are not historical facts. Words such as “may,” “should,” “could,” “would,” “predicts,” “potential,” “continue,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates,” and similar expressions, as well as statements in future tense, identify forward-looking statements.

Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on information available at the time those statements are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause such differences include, but are not limited to:

•	our failure to comply with the extensive existing regulatory framework applicable to our industry or our failure to obtain timely regulatory approvals in connection with a change of control of our company or acquisitions;
•	the promulgation of new regulations in our industry as to which we may find compliance challenging;
•	our success in updating and expanding the content of existing programs and developing new programs in a cost-effective manner or on a timely basis;
•	our ability to implement our strategic plan;
•	risks associated with changes in applicable federal laws and regulations including pending rulemaking by the U.S. Department of Education;
•	uncertainties regarding our ability to comply with federal laws and regulations regarding the 90/10 rule and cohort default rates;
•	risks associated with maintaining accreditation
•	risks associated with opening new campuses and closing existing campuses;
•	risks associated with integration of acquired schools;
•	industry competition;
•	conditions and trends in our industry;
•	general economic conditions; and
•	other factors discussed under the headings “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recent Annual Report on Form 10-K and in our Quarterly Reports on Form 10-Q for the quarterly periods ended subsequent to our filing of such Annual Report on Form 10-K, as well as any amendments thereto reflected in subsequent filings with the SEC, which sections are incorporated by reference.

Forward-looking statements speak only as of the date the statements are made. Except as required under the federal securities laws and rules and regulations of the SEC, we undertake no obligation to update or revise forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information. We caution you not to unduly rely on the forward-looking statements when evaluating the information presented herein.

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PROSPECTUS SUMMARY

This prospectus summary highlights certain information about us and selected information contained elsewhere in or incorporated by reference into this prospectus. This prospectus summary is not complete and does not contain all of the information that you should consider before making an investment decision. For a more complete understanding of our company, you should read and consider carefully the more detailed information included or incorporated by reference in this prospectus and any applicable prospectus supplement or amendment, including the factors described under the heading “Risk Factors” beginning on page 3 of this prospectus, as well as the information incorporated herein by reference, before making an investment decision.

The Company

We provide diversified career-oriented post-secondary education to recent high school graduates and working adults. The Company, which currently operates 22 campuses in 14 states, offers programs in automotive technology, skilled trades (which include HVAC, welding and computerized numerical control and electrical and electronic systems technology, among other programs), healthcare services (which include nursing, dental assistant and medical administrative assistant, among other programs), hospitality services (which include culinary, therapeutic massage, cosmetology and aesthetics) and information technology (which consists of information technology programs). The schools operate under Lincoln Technical Institute, Lincoln College of Technology, Lincoln Culinary Institute, and Euphoria Institute of Beauty Arts and Sciences and associated brand names. Most of the campuses serve major metropolitan markets and each typically offers courses in multiple areas of study. Five of the campuses are destination schools, which attract students from across the United States and, in some cases, from abroad. The Company’s other campuses primarily attract students from their local communities and surrounding areas. All of the campuses are nationally or regionally accredited and are eligible to participate in federal financial aid programs managed by the U.S. Department of Education and applicable state education agencies and accrediting commissions which allow students to apply for and access federal student loans as well as other forms of financial aid.

We believe that we provide our students with the highest quality career-oriented training available for our areas of study in our markets. We offer programs in areas of study that we believe are typically underserved by traditional providers of post-secondary education and for which we believe there exists significant demand among students and employers. Furthermore, we believe our convenient class scheduling, career-focused curricula and emphasis on job placement offer our students valuable advantages that have been neglected by the traditional academic sector. By combining substantial hands-on training with traditional classroom-based training led by experienced instructors, we believe we offer our students a unique opportunity to develop practical job skills in many of the key areas of expected job demand. We believe these job skills enable our students to compete effectively for employment opportunities and to pursue salary and career advancement.

Impact of COVID-19

During the first quarter of 2020, the coronavirus disease caused by COVID-19 (“COVID-19”) began to spread worldwide and has caused significant disruptions to the U.S. and world economies. In early March 2020, the Company began seeing the impact of the COVID-19 pandemic on our business. The impact was primarily related to transitioning classes from in-person hands-on learning to online, remote learning. As part of this transition the Company has incurred additional expenses. In addition, some students have been placed on leave of absence as they currently cannot complete their externships and some students chose not to currently participate in online learning. Additionally, certain programs were extended due to restricted access to externship sites and classroom labs. Due to phased re-opening on a state-by-state basis, our schools have been reopening since May 2020 and, currently, all of our schools have reopened and we expect the majority of the students who were placed on leave or otherwise deferred their programs to finish their programs now. As COVID-19 continues to affect many states and its course is unpredictable, the full impact on the Company’s consolidated financial statements is currently uncertain.

Corporate Information

Lincoln Educational Services Corporation was incorporated in New Jersey in 2003 as the successor-in-interest to various acquired schools including Lincoln Technical Institute, Inc. which opened its first campus in Newark, New Jersey in 1946. Our principal executive offices are located at 200 Executive Drive, Suite 340, West Orange, New Jersey 07052, and our telephone number at that address is (973) 736-9340. Our website is https://www.lincolntech.edu/. Information contained in, or accessible through, our website is not incorporated by reference into this prospectus.

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THE OFFERING

Issuer	Lincoln Educational Services Corporation

Common Stock offered by the Selling Stockholders	Up to 6,700,000 shares that may be issued to the selling stockholders upon the conversion of an aggregate of 12,700 shares of Series A Convertible Preferred Stock. See “Selling Stockholders” and “Description of Capital Stock - Series A Preferred Shareholders’ Right to Convert into Common Stock.”

Use of Proceeds	We will not receive any proceeds from the sale of our Common Stock by the selling stockholders pursuant to this prospectus. See “Use of Proceeds” and “Selling Stockholders”.

Trading Market and Ticker Symbol for Common Stock	Our Common Stock is listed on The Nasdaq Global Select Market under the symbol “LINC.”

Risk Factors

Investing in our securities involves a high degree of risk. For a discussion of factors to consider before deciding to invest in our Common Stock, you should carefully review and consider the “Risk Factors” section of this prospectus, as well as the risk factors described or referred to in any documents incorporated by reference in this prospectus, and in any applicable prospectus supplement.

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RISK FACTORS

Our business is subject to significant risks. You should carefully consider the risks and uncertainties described in this prospectus and the documents incorporated by reference herein, including the risks and uncertainties described under the caption “Risk Factors” included in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, which is incorporated by reference in this prospectus. Additional risk factors that you should carefully consider may be included in a prospectus supplement or amendment relating to an offering of our Common Stock by us or the Selling Stockholders.

The risks and uncertainties described in this prospectus, any applicable prospectus supplement and the documents incorporated by reference herein are not the only ones facing us. Additional risks and uncertainties that we do not presently know about or that we currently believe are not material may also adversely affect our business. If any of the risks and uncertainties described in this prospectus, any applicable prospectus supplement or amendment or the documents incorporated by reference herein actually occur, our business, financial condition and results of operations could be adversely affected in a material way. This could cause the trading price of our Common Stock to decline, perhaps significantly, and you may lose part or all of your investment.

USE OF PROCEEDS

All shares of Common Stock offered by this prospectus are being registered for the account of the Selling Stockholders. We will not receive any of the proceeds from the sale of these shares. We have agreed to pay all costs, expenses and fees relating to the registration of the shares of our common stock covered by this prospectus.

SELLING STOCKHOLDERS

The shares of Common Stock that may be sold hereunder are the shares of Common Stock into which our Series A Preferred Stock are convertible. Because the number of shares of Common Stock into which our Series A Preferred Stock are subject to increase in the event that we do not pay dividends on the Series A Preferred Stock in cash, the number of shares of our Common Stock that will actually be issued upon conversion and offered hereby has not yet been determined. Information about selling stockholders, if any, including their identities and the shares of Common Stock registered on their behalf, will be set forth in a prospectus supplement, in a post-effective amendment or in filings we make with the SEC under the Exchange Act that are incorporated by reference into this prospectus.

Selling stockholders may not sell any of our Common Stock pursuant to this prospectus until we have identified such selling stockholders, any relationship any selling stockholder has had with us in the three years prior to any such sale, the total number of shares held by each selling stockholder before and after the sale and the number of shares of Common Stock being offered for resale by such selling stockholders in a subsequent prospectus supplement. However, the selling stockholders may sell or transfer all or a portion of their Common Stock pursuant to any available exemption from the registration requirements of the Securities Act.

DESCRIPTION OF CAPITAL STOCK

General

The following is a description of the material terms of our capital stock included in our amended and restated certificate of incorporation, as amended (our “certificate of incorporation”) and our bylaws, as amended (our “bylaws”) and is only a summary. Our Common Stock is the only class or series of our securities which has been registered under Section 12 of the Exchange Act and is listed on The Nasdaq Global Select Market under the symbol “LINC.”

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We are currently authorized to issue 110,000,000 shares of capital stock, including 100,000,000 shares of common stock, no par value per share, and 10,000,000 shares of preferred stock, no par value per share. Of the 10,000,000 authorized shares of preferred stock, 12,700 shares are designated as Series A Preferred Stock. As of October 2, 2020 there were outstanding 26,409,330 shares of our Common Stock and 12,700 shares of our Series A Preferred Stock.

Common Stock

Voting rights. Our shares of Common Stock are entitled to voting rights for the election of directors and for all other purposes, each holder of Common Stock being entitled to one vote for each share, except as otherwise required by law, and subject to the rights of the holders of preferred stock.  The Common Stock does not have cumulative voting rights.

Dividend rights.  Subject to any prior rights of holders of shares of any then-outstanding series of preferred stock, all shares of our Common Stock are entitled to share equally in any dividends that our Board of Directors may declare from legally available sources. Our existing credit agreement currently imposes restrictions on our ability to declare dividends with respect to our Common Stock.

Liquidation rights. Upon liquidation or dissolution of our Company, whether voluntary or involuntary, all shares of our Common Stock will be entitled to share equally in the assets available for distribution to shareholders after payment of all of our prior obligations, including obligations on our preferred stock.

Other matters. The holders of our Common Stock have no preemptive or conversion rights and our Common Stock is not subject to further calls or assessments by us. There are no redemption or sinking fund provisions applicable to the Common Stock.  All outstanding shares of our Common Stock are fully paid and non-assessable.

Listing and Transfer Agent. Shares of our Common Stock are listed for trading on The Nasdaq Global Select Market under the symbol “LINC.”  Continental Stock Transfer & Trust Company is the transfer agent and registrar for our Common Stock.

Preferred Stock

Our certificate of incorporation provides that the Board of Directors has the authority, without action by the shareholders, to designate and issue shares of preferred stock in one or more classes or series and to fix the powers, rights, preferences, and privileges of each class or series of preferred stock, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, and the number of shares constituting any class or series, which may be greater than the rights of the holders of our Common Stock. Any issuance of shares of preferred stock could adversely affect the voting power of holders of Common Stock, and the likelihood that the holders will receive dividend payments and payments upon liquidation could have the effect of delaying, deferring, or preventing a change in control.

We are currently authorized to issue 10,000,000 shares of preferred stock, no par value per share, of which 12,700 shares are designated as Series A Preferred Stock which are issued and outstanding. The Series A Preferred Stock are not listed on any securities exchange or trading system.

Our Series A Preferred Stock was sold for $1,000.00 per share in a private placement on November 14, 2019 pursuant to a Securities Purchase Agreement, dated as of November 14, 2019, among the Company and the parties thereto. When issued, each share of Series A Preferred Stock was convertible, at $2.36 per share of Common Stock (“Conversion Price”), into 423.729 shares of our Common Stock, subject to an increase in the number of Conversion Shares in the event that Series A Dividends are not paid in cash, as described below. The shares of Common Stock into which the shares of Series A Preferred Stock are convertible at any time are the “Conversion Shares.” In connection with the sale of the Series A Preferred Stock we entered into a Registration Rights Agreement, dated as of November 14, 2019 which provides for the shelf registration of, and demand registration rights for two underwritten offerings each for at least $5 million in gross proceeds, and unlimited piggyback registration rights, with respect to the Conversion Shares.

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Dividends. Dividends on the Series A Preferred Stock (“Series A Dividends”), at the initial annual rate of 9.6%, are to be paid from the date of issuance quarterly on each December 31, March 31, June 30 and September 30 with September 30, 2020 as the first dividend payment date. The Company, at its option, may pay dividends in cash or by increasing the number Conversion Shares at $2.36 per share, the current Series A Conversion Price. On September 30, 2020, the Company paid the first dividend in cash. The dividend rate is subject to increase (a) 2.4% per annum on the fifth anniversary of the issuance of the Series A Preferred Stock (b) by 20% per annum but in no event above 14% per annum should the Company fail to perform certain obligations under the certificate of incorporation.

Series A Preferred Shareholders’ Right to Convert into Common Stock. Each share of Series A Preferred Stock is convertible, at any time, into a number of shares of Common Stock equal to (i) the sum of (A) $1,000 plus (B) the dollar amount of any declared Series A Dividends not paid in cash, divided by (ii) the Series A Conversion Price ($2.36 per share subject to anti-dilution adjustments) as of the applicable conversion date. Accordingly, the number of Conversion Shares into which each share of Series A Preferred Stock converts, currently 423.729, will increase at any time that Series A Dividends are not paid in cash. At all times, however, the number of Conversion Shares that can be issued to any holder of Series A Preferred Stock may not result in such holder and its affiliates owning more than 19.99% of the total number of shares of Common Stock outstanding after giving effect to the conversion (the “Hard Cap”), unless prior shareholder approval is obtained or no longer required by the rules of the principal stock exchange on which the Company’s Common Stock trades.

Mandatory Conversion. If, at any time following November 14, 2022, the volume weighted average price of the Company’s Common Stock equals or exceeds 225% of the Conversion Price (currently $5.31 per share) for a period of 20 consecutive trading days and on each such trading day at least 20,000 shares of Common Stock was traded, the Company may, at its option and subject to the Hard Cap, require that any or all of the then outstanding shares of Series A Preferred Stock be converted into Conversion Shares.

Redemption. Beginning November 14, 2024, the Company may redeem all or any of the Series A Preferred Stock for a cash price equal to the greater of (the “Liquidation Preference”) (i) the sum of $1,000 (subject to adjustment as provided in the certificate of incorporation) plus the dollar amount of any declared Series A Dividends not paid in cash and (ii) the value of the Conversion Shares were such Series A Preferred Stock converted (as determined in the certificate of incorporation) without regard to the Hard Cap.

Change of Control. In the event of certain changes of control, some of which are not in the Company’s control, as defined in the certificate of incorporation as a “Fundamental Change” or a “Liquidation”, the Series A Preferred Shareholders shall be entitled to receive the Liquidation Preference, unless such Fundamental Change is a stock merger in which certain value and volume requirements are met, in which case the Series A Preferred Stock will be converted into Common Stock in connection with such stock merger.

Voting. Holders of shares of Series A Preferred Stock will be entitled to vote with the holders of shares of common stock and not as a separate class, at any annual or special meeting of shareholders of the Company, on an as-converted basis, in all cases subject to the Hard Cap. In addition, a majority of the voting power of the Series A Preferred Stock must approve certain significant actions of the Company, including (i) declaring a dividend or otherwise redeeming or repurchasing any shares of common stock and other junior securities, if any, subject to certain exceptions, (ii) incurring indebtedness, except for certain permitted indebtedness or (iii) creating a subsidiary other than a wholly-owned subsidiary.

Board Representation. The holders of Series A Preferred Stock, voting as a separate class, have the right to appoint one director to the Board of Directors (the “Series A Director”) who may serve on any committees of the Board of Directors, until such time as the later of (i) the shares of Series A Preferred Stock have been converted into Common Stock or (ii) a holder still owns Conversion Shares and the sum of such Conversion Shares plus any other shares of Common Stock represent at least 10% of the total outstanding shares of Common Stock. John A. Bartholdson currently serves as the Series A Director.

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Additional Provisions. The Series A Preferred Stock is perpetual and therefore does not have a maturity date. The conversion price of the Series A Preferred Stock is subject to anti-dilution protections if the Company effects a stock split, stock dividend, subdivision, reclassification or combination of its common stock and certain other economically dilutive events.

Directors’ Exculpation and Indemnification

Our certificate of incorporation provides that none of our directors shall be liable to us or our shareholders for monetary damages for any breach of fiduciary duty as a director, except to the extent otherwise required by the New Jersey Business Corporation Act, or the NJBCA. The effect of this provision is to eliminate our rights, and our shareholders’ rights, to recover monetary damages against a director for breach of a fiduciary duty of care as a director, except to the extent otherwise required by the NJBCA. This provision does not limit or eliminate our right, or the right of any shareholder, to seek non-monetary relief, such as an injunction or rescission in the event of a breach of a director’s duty of care. In addition, our amended and restated certificate of incorporation provides that, if the NJBCA is amended to authorize the further elimination or limitation of the liability of a director, then the liability of the directors shall be eliminated or limited to the fullest extent permitted by the NJBCA, as so amended. These provisions will not alter the liability of directors under federal or state securities laws.

Anti-Takeover Effects of New Jersey Law, the Certificate of Incorporation and the Bylaws

Certain provisions of the NJBCA, our certificate of incorporation and our bylaws may have the effect of delaying, deferring or preventing another person from acquiring control of the Company, including takeover attempts that might result in a premium over the market price for the shares of common stock.

New Jersey Law

We are subject to the provisions of Section 14A-10A of the NJBCA, which is known as the “New Jersey Shareholders Protection Act.” Under the New Jersey Shareholders Protection Act, we are prohibited from engaging in any “business combination” with any “interested shareholder” for a period of five years following the time at which that shareholder becomes an “interested shareholder” unless the business combination is approved by our Board of Directors before that shareholder became an “interested shareholder.” After this five-year period has expired, any business combination with an “interested shareholder” must be approved by holders of 66 2/3% of the voting shares not held by the “interested shareholder” or meet certain prescribed value requirements. Covered business combinations include certain mergers, dispositions of assets or shares and recapitalizations.

An “interested shareholder” is (i) any person that directly or indirectly beneficially owns 10% or more of the voting power of our outstanding voting stock; or (ii) any of our affiliates or associates (as those terms are defined in the New Jersey Shareholders Protection Act) that directly or indirectly beneficially owned 10% or more of the voting power of our then outstanding stock at any time within a five-year period immediately prior to the date in question.

Certificate of Incorporation and Bylaws

Authorized but Unissued Preferred Stock. Our certificate of incorporation and bylaws permit us to establish the rights, privileges, preferences and restrictions, including voting rights, of future series of our preferred stock and to issue such stock without approval from our common shareholders.

Board of Directors. Our certificate of incorporation and bylaws provide that our Board of Directors shall consist of at least three directors but not more than eleven directors, as may be determined by the Board of Directors from time to time. Currently, our Board of Directors consists of ten directors, nine of whom are independent directors, including one designated Series A Director. Other than a vacancy arising from the departure of a Series A Director, any vacancy on our Board of Directors, including a vacancy resulting from an enlargement of our Board of Directors, may be filled only by the affirmative vote of a majority of the directors then in office, though less than a quorum. Any such director so elected shall hold office for the remainder of the full term of the director for which the vacancy was created or occurred and until his or her successor shall have been elected and qualified. The limitation on filling vacancies could make it more difficult for a third party to acquire, or discourage a third party from attempting to acquire, control of our Company.

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Removal of Directors. Except for the rights of Series A Preferred Stock holders entitled to elect a Series A Director separately (and who retain the right to remove the Series A Director), any director may only be removed from office, without assigning any cause, by the approval of holders of a majority of the combined voting power of the then outstanding shares of our stock entitled to vote generally in the election of directors, voting together as a single class.

Board meetings. Our bylaws provide that special meetings of the Board of Directors may be called by the chairman of our Board of Directors, the president, the chief financial officer or by any two directors in office.

Shareholder meetings. Our certificate of incorporation provides that any action required or permitted to be taken by our shareholders at an annual meeting or special meeting of shareholders may only be taken if it is properly brought before such meeting and may not be taken by non-unanimous written action in lieu of a meeting. Our bylaws further provide that special meetings of the shareholders may only be called by the chairman of the Board of Directors, our president, by a committee that is duly designated by the Board of Directors, by resolution adopted by the affirmative vote of the majority of the Board of Directors or pursuant to an order of the New Jersey Superior Court in accordance with NJBCA.

Requirements for advance notification of shareholder nominations and proposals. Our bylaws establish advance notice procedures with respect to shareholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of our Board of Directors or a committee of the Board of Directors. In order for any matter to be considered “properly brought” before a meeting, a shareholder must comply with requirements regarding advance notice and provide certain information to us. These provisions could have the effect of delaying until the next shareholders meeting shareholder actions that are favored by the holders of a majority of our outstanding voting securities. These provisions could also discourage a third party from making a tender offer for our common stock, because even if it acquired a majority of our outstanding voting securities, it would be able to take action as a shareholder (such as electing new directors or approving a merger) only at a duly called shareholders meeting and not by non-unanimous written consent.

Shareholder action by written consent. Our certificate of incorporation and bylaws prohibit shareholder action by non-unanimous written consent and require all such actions to be taken at a meeting of shareholders of our Common Stock.

Cumulative voting. Our certificate of incorporation provides that our shareholders shall have no cumulative voting rights.

Amendment of certificate of incorporation and bylaws. The amendment of the provisions described above in our certificate of incorporation generally will require the affirmative vote of a majority of our directors, as well as the affirmative vote of the holders of at least 66 2/3% of our then-outstanding voting stock. Our bylaws may be amended (i) by the affirmative vote of the majority of our Board of Directors or (ii) by the affirmative vote of holders of a majority of our then outstanding voting stock.

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PLAN OF DISTRIBUTION

We are registering the shares of Common Stock to permit the resale of these shares by the holders of the Series A Preferred Stock from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale of the shares of Common Stock by the Selling Stockholders. We will bear all fees and expenses incident to our obligation to register the shares of Common Stock.

The Selling Stockholders may sell all or a portion of the shares of Common Stock beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of Common Stock are sold through underwriters or broker-dealers, the Selling Stockholders will be responsible for underwriting discounts or commissions or agent’s commissions. The shares of Common Stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions.

•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of the sale;
•	in the over-the-counter market;
•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;
•	through the writing of options, whether such options are listed on an options exchange or otherwise;
•	in ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	by purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	by an exchange distribution in accordance with the rules of the applicable exchange;
•	by privately negotiated transactions;
•	by short sales;
•	by sales pursuant to Rule 144;
•	where broker-dealers may agree with the selling securityholders to sell a specified number of
•	such shares at a stipulated price per share;
•	a combination of any such methods of sale; and
•	any other method permitted pursuant to applicable law.

If the Selling Stockholders effect such transactions by selling shares of Common Stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the Selling Stockholders or commissions from purchasers of the shares of Common Stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the shares of Common Stock or otherwise, the Selling Stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of Common Stock in the course of hedging in positions they assume. The Selling Stockholders may also sell shares of Common Stock short and deliver shares of Common Stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The Selling Stockholders may also loan or pledge shares of Common Stock to broker-dealers that in turn may sell such shares. The Selling Stockholders may pledge or grant a security interest in some or all of the warrants or shares of Common Stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of Common Stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933, as amended, amending, if necessary, the list of Selling Stockholders to include the pledgee, transferee or other successors in interest as Selling Stockholders under this prospectus. The Selling Stockholders also may transfer and donate the shares of Common Stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

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The Selling Stockholders and any broker-dealer participating in the distribution of the shares of Common Stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of Common Stock is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of shares of Common Stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the Selling Stockholders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.

Under the securities laws of some states, the shares of Common Stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of Common Stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with. There can be no assurance that any Selling Stockholder will sell any or all of the shares of Common Stock registered pursuant to the registration statement, of which this prospectus form is a part.

The Selling Stockholders and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of Common Stock by the Selling Stockholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of Common Stock to engage in marketmaking activities with respect to the shares of Common Stock. All of the foregoing may affect the marketability of the shares of Common Stock and the ability of any person or entity to engage in market-making activities with respect to the shares of Common Stock. We will pay all expenses of the registration of the shares of Common Stock pursuant to the registration rights agreement, estimated to be $60,000 in total, including, without limitation, Securities and Exchange Commission filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, that a Selling Stockholder will pay all underwriting discounts and selling commissions, if any. We will indemnify the Selling Stockholders against liabilities, including some liabilities under the Securities Act, in accordance with the registration rights agreements, or the Selling Stockholders will be entitled to contribution. We may be indemnified by the Selling Stockholders against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the Selling Stockholder specifically for use in this prospectus, in accordance with the related registration rights agreement, or we may be entitled to contribution. Once sold under the registration statement, of which this prospectus forms a part, the shares of Common Stock will be freely tradable in the hands of persons other than our affiliates.

LEGAL MATTERS

The validity of the shares of common stock offered by this prospectus will be passed upon for us by McCarter & English, LLP, Newark, New Jersey.

EXPERTS

The consolidated financial statements and the related financial statement schedule, incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K, and the effectiveness of Lincoln Educational Services Corporation’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

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WHERE YOU CAN FIND ADDITIONAL INFORMATION AND
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC allows us to incorporate by reference the information we file with them, which means that we can disclose important business and financial information to you that is not included in or delivered with this prospectus by referring you to publicly filed documents that contain the omitted information.

You can read and copy any materials on file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website that contains information we file electronically with the SEC, which you can access over the internet at www.sec.gov.

The information incorporated by reference is an important part of this prospectus, and the information we later file with the SEC will automatically update and supersede earlier information. We incorporate by reference the following documents filed with the SEC by us and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the offering of our common stock covered by this prospectus (except for information furnished to the SEC that is not deemed to be “filed” for purposes of the Exchange Act):

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on March 6, 2020;
•	our Quarterly Report on Form 10-Q for the periods ended (i) March 31, 2020, as filed with the SEC on May 13, 2020 and (ii) June 30, 2020, as filed with the SEC on August 13, 2020;
•	our Current Reports on Form 8-K filed with the SEC on February 26, 2020, March 13, 2020, March 17, April 30, 2020, May 13, 2020, June 5, 2020, June 22, 2020, August 11, 2020 and August 12, 2020;
•	our Proxy Statement filed with the SEC on April 29, 2020, to the extent specifically incorporated by reference into Part III of our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, and as supplemented on June 5, 2020; and
•	the description of our common stock contained in our registration statements pursuant to Section 12 of the Exchange Act, and any amendment or report filed for the purpose of updating such description.

We will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of any such person, a copy of any or all of the documents that have been or may be incorporated by reference into this prospectus at no cost. Any such request may be made in writing or by telephoning us at the following address or telephone number: Lincoln Educational Services Corporation, 200 Executive Drive, Suite 340, West Orange, New Jersey 07052, Attention: Investor Relations, (973) 736-9340.

Information is also available on our website at https://www.lincolntech.edu/. Information contained in, or accessible through, our website is not incorporated by reference into this prospectus.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

Set forth below is an estimate (except for registration fees, which are actual) of the approximate amount of the types of fees and expenses listed below that were paid or are payable by us in connection with the issuance and distribution of the shares of common stock to be registered by this registration statement. None of the expenses listed below are to be borne by any of the Selling Stockholders named in the prospectus that forms a part of this registration statement:

SEC Registration Fee	$3,954.55
Legal Fees and Expenses	40,000.00
Accounting Fees and Expenses	10,000.00
Total	$53,954.55

Item 15.	Indemnification of Directors and Officers.

The New Jersey Business Corporation Act (“NJBCA”) provides that a New Jersey corporation has the power to indemnify a director or officer against his or her expenses and liabilities in connection with any proceeding involving the director or officer by reason of his or her being or having been such a director or officer, other than a proceeding by or in the right of the corporation, if such a director or officer acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation; and with respect to any criminal proceeding, such director or officer had no reasonable cause to believe his or her conduct was unlawful.

The NJBCA further provides that any indemnification provisions in the law shall not exclude rights to indemnification that a director or officer may be entitled to under a provision of the certificate of incorporation, bylaws, an agreement, a vote of shareholders, or otherwise. The NJBCA expressly permits indemnification for liabilities and expenses incurred in proceedings brought by or in the right of a corporation (derivative proceedings), with the exception that a corporation may not indemnify a director or officer if a judgment has established that the director’s or officer’s acts or omissions were a breach of his or her duty of loyalty, not in good faith, involved a knowing violation of the law, or resulted in receipt by the director or officer of an improper personal benefit.

The Registrant’s amended and restated certificate of incorporation, as amended (the “Certificate of Incorporation”) and amended and restated bylaws (the “Bylaws”) limit the liability of directors and officers to the maximum extent permitted by NJBCA and any amendments thereto. Specifically, no director or officer will be personally liable for monetary damages for breach of fiduciary duty as a director or officer, as the case may be, except liability for: (i) any breach of their duty of loyalty to the Registrant or the Registrant’s shareholders; (ii) acts or omissions not in good faith or which involve a knowing violation of the law; or (iii) any transaction from which the director of director derived an improper personal benefit.

The Certificate of Incorporation grants the Registrant the authority to indemnify its directors and officers against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement, incurred in connection with any pending or threatened action, suit, or proceeding, whether civil, criminal, administrative, or investigative, with respect to which an director or officer is a party, or is threatened to be made a party, to the fullest extent permitted by the NJBCA and any amendments thereto.

The Bylaws indemnify the Registrant’s past, present and future directors and officers:

(a) against reasonable costs, disbursements and counsel fees paid or incurred where any such person has been successful in the defense on the merits or otherwise of any pending, threatened or completed civil, criminal, administrative or arbitrative action, suit or proceeding, and any appeal therein and any inquiry or investigation which could lead to such action, suit or proceeding (collectively, “Legal Action”), or in defense of any claim, issue or matter therein, brought by reason of such person’s being or having been a director or officer of the Registrant; or

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(b) advancement of reasonable costs, disbursements (which shall include amounts paid in satisfaction of settlements, judgments, fines and penalties, exclusive, however, of any amount paid or payable to the Registrant) and counsel fees if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Registrant, and in connection with any criminal proceeding such person also had no reasonable cause to believe the conduct was unlawful, with the determination as to whether the applicable standard of conduct was met to be made by a majority of the members of the Registrant’s board of directors (“Board”) (sitting as a committee of the Board) who were not parties to such Legal Action or by any one or more disinterested counsel to whom the question may be referred by the Board; but in connection with any Legal Action by or in the right of the Registrant, no indemnification shall be provided as to any person adjudged by any court to be liable to the Registrant except as and to the extent determined by such court. Reasonable costs, disbursements and counsel fees incurred by such person in connection with any Legal Action may be paid by the Registrant in advance in the final disposition of such matter if authorized by a majority of the Board (sitting as a committee of the Board) not parties to such matter upon receipt by the Registrant of an undertaking by or on behalf of such person to repay such amount unless it is ultimately determined that such person is entitled to be indemnified as set forth herein.

The Registrant enters into indemnification agreements with its directors that provide that the Registrant agrees to hold harmless and indemnify its directors to the fullest extent permitted by applicable law or as such applicable law may be amended to increase the scope of such permitted indemnification. Without limiting the generality of the foregoing, the Registrant agrees to hold harmless and indemnify its directors against any and all expenses, judgments, penalties, fines and amounts paid in settlement to the extent legally permitted and actually and reasonably incurred by its directors in connection with the defense of any threatened, pending or completed claim, action, suit or proceeding by reason of the fact that an individual is or was a director of the Registrant. With respect to any criminal proceeding, the Registrant shall indemnify the director provided that she or he had no reasonable cause to believe that her or his conduct was unlawful.

Each of the Certificate of Incorporation and Bylaws authorizes the Registrant to purchase director and officer insurance, which the Registrant currently carries.

The Registrant believes that these charter and bylaw provisions and indemnification agreements are necessary to attract and retain the services of highly qualified persons as directors and officers.

Item 16.	Exhibits.

Exhibit Number	Description

3.1	Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to the Company’s Registration Statement on Form S-1/A (Registration No. 333-123644) filed June 7, 2005.

3.2*	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Company establishing the Series A Preferred Stock.

3.3	Bylaws of the Company, as amended on March 8, 2019 (incorporated by reference to the Company’s Form 8-K filed June 28 2005).

3.4	Specimen Stock Certificate evidencing shares of common stock (incorporated by reference to the Company’s Registration Statement on Form S-1/A (Registration No. 333-123644) filed June 21, 2005).
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4.1	Registration Rights Agreement, dated as of November 14, 2019, between the Company and the investors parties thereto (incorporated by reference to the Company’s Quarterly Report on Form 10-Q filed November 14, 2019.

5.1*	Opinion of McCarter & English LLP.

23.1*	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm.

23.2*	Consent of McCarter & English, LLP (included in the opinion filed as Exhibit 5.1).

24.1*	Power of Attorney. Included on signature page hereto.

*	Filed herewith.

Item 17.	Undertakings.

(a)          The undersigned registrant hereby undertakes:

               (1)          to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

               (2)          that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3)          to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

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               (4)          that, for purposes of determining liability under the Securities Act to any purchaser:

(i)	each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b)          The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d)          The undersigned registrant hereby undertakes that: (1) for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; and (2) for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of West Orange, State of New Jersey on the 6th day of October 2020.

LINCOLN SERVICES EDUCATIONAL CORPORATION

By:	/s/ Brian K. Meyers
Brian K. Meyers Executive Vice President, Chief Financial Officer and Treasurer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and directors of Lincoln Educational Services Corporation hereby constitutes and appoints Scott M. Shaw or Brian K. Meyers his or her true and lawful attorney-in-fact and agent, with full power of substitution, for him or her and on his or her behalf and in his or her name, place and stead, in any and all capacities, to sign, execute and file this registration statement under the Securities Act, as amended, and any or all amendments (including, without limitation, post-effective amendments) and any registration statement filed under Rule 462 under the Securities Act, with all exhibits and any and all documents required to be filed with respect thereto, with the Commission or any regulatory authority, granting unto such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as he or she himself or herself might or could do, if personally present, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act, this registration statement and the above power of attorney have been signed below by the following persons in the capacities indicated.

Signature	Title	Date

/s/ Scott M. Shaw Scott M. Shaw	Chief Executive Officer and Director (Principal Executive Officer)	October 6, 2020

/s/ Brian K. Meyers Brian K. Meyers	Executive Vice President, Chief Financial Officer and Treasurer (Principal Accounting and Financial Officer)	October 6, 2020

/s/ John A. Bartholdson John A. Bartholdson	Director	October 6, 2020

/s/ Peter S. Burgess Peter S. Burgess	Director	October 6, 2020

/s/ James J. Burke, Jr. James J. Burke, Jr	Director	October 6, 2020

/s/ Kevin M. Carney Kevin M. Carney	Director	October 6, 2020

/s/ Celia H. Currin Celia H. Currin	Director	October 6, 2020

/s/ Ronald E. Harbour Ronald E. Harbour	Director	October 6, 2020

/s/ J. Barry Morrow J. Barry Morrow	Director	October 6, 2020

/s/ Michael A. Plater Michael A. Plater	Director	October 6, 2020

/s/Carlton Rose Carlton Rose	Director	October 6, 2020

EXHIBIT INDEX

Exhibit Number	Description

3.1	Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to the Company’s Registration Statement on Form S-1/A (Registration No. 333-123644) filed June 7, 2005.

3.2*	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Company establishing the Series A Preferred Stock.

3.3	Bylaws of the Company, as amended on March 8, 2019 (incorporated by reference to the Company’s Form 8-K filed June 28 2005).

3.4	Specimen Stock Certificate evidencing shares of common stock (incorporated by reference to the Company’s Registration Statement on Form S-1/A (Registration No. 333-123644) filed June 21, 2005).

4.1	Registration Rights Agreement, dated as of November 14, 2019, between the Company and the investors parties thereto (incorporated by reference to the Company’s Quarterly Report on Form 10-Q filed November 14, 2019.

5.1*	Opinion of McCarter & English, LLP.

23.1*	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm.

23.2*	Consent of McCarter & English, LLP (included in the opinion filed as Exhibit 5.1).

24.1*	Power of Attorney. Included on signature page hereto.

*	Filed herewith.